                                                                    Exhibit 23.2



                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Proxy Statement/Prospectus which is part of this Registration Statement on Form S-4 of The Allstate Corporation and to the incorporation by reference therein of our report dated February 4, 1999, with respect to the 1998 and 1997 consolidated financial statements and schedules of American Heritage Life Investment Corporation included in the Annual Report on Form 10-K of American Heritage Life Investment Corporation for the year ended December 31, 1998.


/s/ Ernst & Young LLP


Jacksonville, Florida
September 24, 1999